UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _________________________________________
FORM 8-K
  _________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 8, 2025
  _________________________________________
AVIDITY BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)
 _________________________________________

Delaware	001-39321	46-1336960
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
10578 Science Center Drive, Suite 125
San Diego, California 92121 92121
(Address of principal executive offices) (Zip Code)
(858) 401-7900
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
 _________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNA	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On January 8, 2025, Avidity Biosciences, Inc. ("Avidity" or the "Company") announced planned clinical and regulatory events for 2025.

•Delpacibart zotadirsen (del-zota) for the treatment of Duchenne muscular dystrophy mutations amenable to exon 44 skipping (DMD44):
◦Planned Biologics License Application (BLA) submission by year end 2025.
▪The U.S. Food and Drug Administration (FDA) confirmed the accelerated approval path is available for del-zota and that the clinical data package from the EXPLORE44TM program could support a BLA filing.
◦Presentation of topline data from the EXPLORE44 trial in the first quarter of 2025.
◦Presentation of topline data from the ongoing EXPLORE44-OLETM trial in the fourth quarter of 2025.
•Delpacibart etedesiran (del-desiran) for the treatment of myotonic dystrophy type 1 (DM1):
◦Presentation of additional data analyses from the Phase 1/2 MARINA® trial in the first quarter of 2025.
◦Completion of enrollment of the ongoing Phase 3 HARBORTM trial in mid-2025.
◦Update from the ongoing MARINA-OLETM trial including long-term 4mg/kg and safety data in the fourth quarter of 2025.
◦Planned marketing application submissions in 2026, including in the U.S. and European Union.
•Delpacibart braxlosiran (del-brax) for the treatment of facioscapulohumeral muscular dystrophy (FSHD):
◦Regulatory alignment on a global Phase 3 trial design in the second quarter of 2025.
◦Alignment on a potential accelerated approval path for the ongoing FORTITUDE™ biomarker cohort in the second quarter of 2025.
◦Completion of enrollment of the FORTITUDE biomarker cohort in the second quarter of 2025.
◦Presentation of topline data from the FORTITUDE trial in the second quarter of 2025.
◦Initiation of a global, potentially registrational trial in FSHD in the second quarter of 2025.

Avidity plans to accelerate preparation for becoming a commercial stage organization and for the support of potential product launches of del-zota, del-desiran and del-brax.

Forward-Looking Statements

Avidity cautions readers that statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company's current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding: Avidity’s plans for a BLA submission for del-zota and the timing thereof; the status of Avidity’s programs as potentially registrational; the status of Avidity’s ongoing clinical trials and cohorts therein, including but not limited to initiation, enrollment, design and goals; the ability for del-zota and del-brax to achieve accelerated approval; the presentation of additional data, analyses and other updates from Avidity’s ongoing clinical programs and the timing thereof; planned marketing applications for del-desiran in the U.S. and European Union and the timing thereof; Avidity’s plans to become a commercial organization and the status of its commercialization efforts; and plans and objectives of management for future operations. The inclusion of forward-looking statements should not be regarded as a representation by Avidity that any of these plans will be achieved. Actual results may differ from those set forth in this Current Report on Form 8-K due to the risks and uncertainties inherent in Avidity's business and beyond its control, including, without limitation: the data and results produced in Avidity’s ongoing clinical trials as of the most recent respective cutoff dates may not be indicative of final results, may not support BLA submissions or accelerated approvals, may not be satisfactory to the FDA and other regulators, and new analyses of existing data and results may produce different conclusions than established as of the date hereof; the FDA and other regulators may change their positions on the statuses of Avidity’s clinical trials and product candidates; even if approved, Avidity may not be able to execute any successful product launches; Avidity’s efforts to build a global commercial organization may be unsuccessful; unexpected adverse side effects to, or inadequate efficacy of, Avidity's product candidates that may delay or limit their development, regulatory approval and/or commercialization; Avidity's approach to the discovery and development of product candidates based on its AOC platform is unproven; potential delays in the commencement, enrollment, data readouts and completion of Avidity’s ongoing clinical trials; Avidity's dependence on third parties in connection with clinical testing and product manufacturing; legislative, judicial and regulatory developments in the United States and foreign countries; Avidity could exhaust its available capital resources sooner than it currently expects; and other risks described in Avidity's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and subsequent filings with the SEC. Avidity cautions readers not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update such statements to reflect events that occur or circumstances that arise after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIDITY BIOSCIENCES, INC.

Date: January 8, 2025	By:	/s/ Michael F. MacLean
Michael F. MacLean
Chief Financial Officer